U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                          Date of Report: March 8, 2001



                              HADRO RESOURCES, INC.
        (Exact Name of Small Business Issuer as Specified in its Charter)

                                     NEVADA
              (State or other Jurisdiction as Specified in Charter)



        00-25579                                         87-0571853
(Commission file number)                    (I.R.S. Employer Identification No.)



                                 50 West Liberty
                                    Suite 880
                               Reno, Nevada 89501
                    (Address of Principal Executive Offices)

                                 (702) 433-5250
                           (Issuer's telephone number)

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Items 1 through 3, 5, 6 and 8 not applicable.

Item 4. Changes in Registrant's Certifying Accountant

     On March 8, 2001, Andersen Andersen & Strong L.C. ("AAS"), the principal independent accountant of Hadro Resources, Inc., a Nevada corporation (the "Company") resigned as the principal independent accountant. AAS' resignation resulted from a mutual business decision made by the respective management of AAS and the Company that it would be in the best interests of the Company to engage the services of an independent accountant, which has a current relationship with other companies associated with the Company's management. During the Company's two most recent fiscal years and any subsequent interim period preceding the resignation of AAS, there were no disagreements with AAS which were not resolved on any matter concerning accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of AAS, would have caused AAS to make reference to the subject matter of the disagreements in connection with its reports. AAS, as the Company's principal independent accountant, did not provide an adverse opinion or disclaimer of opinion to the Company's financial statements, nor modify its opinion as to uncertainty, audit scope or accounting principles. The principal independent accountant did modify its opinion due to going concern uncertainties.

     On March 8, 2001, the board of directors of the Company approved and authorized the engagement of LaBonte & Co., Chartered Accountants, #1205 - 1095 West Pender Street, Vancouver, British Columbia V6E 2M6 as the principal independent accountant for the Company.

Item 7. Financial Statements and Exhibits.

     (a)  Financial Statements of Businesses Acquired.

          Not applicable.

     (b)  Pro Forma Financial Information

          Not applicable.

     (c)  Exhibits.

          16. Letters on Change in Certifying Accountant.


                                   SIGNATURES

     In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                           HADRO RESOURCES, INC.


Date: March 8, 2001                        By: /s/ Grant Atkins
-------------------                        --------------------
                                           Grant Atkins, President